Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S‑4 of Nicholas Financial, Inc. (the "Company"), of our report dated June 27, 2023, with respect to the consolidated financial statements of the Company, included in the Company's Annual Report on Form 10‑K for the year ended March 31, 2023. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ FORVIS, LLP

Atlanta, Georgia
January 29, 2024